Exhibit 99.1

Eagle Bancorp Montana Announces Private Placement of Fixed to Floating Rate Subordinated Notes

HELENA, Mont., June 10, 2020 – Eagle Bancorp Montana, Inc. (Nasdaq: EBMT) (the “Company”), holding company for Opportunity Bank of Montana (the “Bank”), today announced that it has sold $15 million in subordinated notes to certain qualified institutional accredited investors through a private placement offering. The subordinated notes were issued on June 10, 2020 and will mature on July 1, 2030. The subordinated notes will bear interest at an annual fixed rate of 5.5% per annum, payable semi-annually in arrears on January 1 and July 1 of each year from July 1, 2020 to, but excluding, July 1, 2025. From and including July 1, 2025 to, but excluding, July 1, 2030 or the earlier redemption date, interest will accrue at a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR (as defined in the subordinated notes), plus a spread of 509.0 basis points, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year. The Company estimates that the net cash proceeds from the sale of the subordinated notes will be approximately $14.7 million, and the subordinated notes are expected to qualify as Tier 2 capital for regulatory purposes. The Company intends to use the net proceeds from the offering for general corporate purposes, including but not limited to the redemption of the Company’s outstanding $10 million of 6.75% subordinated notes due 2025.

“This capital gives us an opportunity to refinance our existing subordinated notes at a more attractive rate, with the remaining capital available to build out our business plan and meet the growing demand from our clients,” said Peter J. Johnson, President and Chief Executive Officer of the Company. “Subordinated notes are a very cost effective way to raise regulatory capital.”

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The above referenced securities offered and sold by the Company have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an exemption from registration.

Brean Capital, LLC served as placement agent for this offering. Holland & Knight LLP served as the Company’s legal counsel in this offering.

About Eagle Bancorp Montana, Inc.

Eagle Bancorp Montana, Inc. is a bank holding company headquartered in Helena, Montana and is the holding company of Opportunity Bank of Montana, a community bank established in 1922 that serves consumers and small businesses in Montana through 23 banking offices. Additional information is available on the bank’s website at www.opportunitybank.com. The shares of Eagle Bancorp Montana, Inc. common stock are traded on the NASDAQ Global Select Market under the symbol “EBMT”.

Forward-Looking Statements

This release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and may be identified by the use of such words as “believe,” “will” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, mergers with Western Bank of Wolf Point, Ruby Valley Bank and The State Bank of Townsend, growth and operating strategies; statements regarding the current global COVID-19 pandemic; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. These factors include, but are not limited to, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions and political events, either nationally or in our market areas, that are worse than expected; the duration and impact of the COVID-19 pandemic, including but not limited to adverse effects on our employees, customers and third-party service providers, the ultimate extent of the impacts on our business, financial position, results of operations, liquidity and prospects, continued deterioration in general business and economic conditions could adversely affect our revenues and the values of our assets and liabilities, lead to a tightening of credit and increase stock price volatility, and potential impairment charges; competition among depository and other financial institutions; loan demand or residential and commercial real estate values in Montana; our ability to continue to  increase and manage our commercial real estate, commercial business and agricultural loans; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of legal proceedings (including any securities, bank operations, consumer or employee litigation; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; other economic, governmental, competitive, regulatory and technological factors that may affect our operations; cyber incidents, or theft or loss of Company or customer data or money; the effect of our acquisitions of Western Bank of Wolf Point, Ruby Valley Bank and The State Bank of Townsend, including the failure to achieve expected revenue growth and/or expense savings, the failure to effectively integrate their operations and the diversion of management time on issues related to the integration. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. All information set forth in this press release is current as of the date of this release and the company undertakes no duty or obligation to update this information.

Contacts:	Peter J. Johnson, President and CEO (406) 457-4006 Laura F. Clark, EVP, CFO and COO (406) 457-4007